CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)




                                       Year
                                       Ended
                                      12/31/00    1999      1998      1997      1996      1995
                                      --------  --------  --------  --------  --------  --------
Earnings:
      Earnings Before Income Taxes,
            Minority Interest and     $    570  $    798  $    648  $    639  $    428  $    310
            Extraordinary Items
      Plus:
            Interest Expense               251       233       178       166       165       213
            Capitalized Interest           (57)      (55)      (55)      (35)       (5)       (6)
            Amortization of                 16        13         5         3         3         2
            Capitalized Interest
            Portion of Rent Expense
            Representative of
            Interest
            Expense                        778       714       461       400       359       360
                                      --------  --------  --------  --------  --------  --------
                                         1,558     1,703     1,237     1,173       950       879
                                      --------  --------  --------  --------  --------  --------


Fixed Charges:
      Preferred Stock Dividends              -         -         -         3         6        12
      TIDES Dividends                        1         -         -         -         -         -
      TOPRS Dividends                        -         -        13        14        14         2
      Interest Expense                     251       233       178       166       165       213
      Portion of Rent Expense
            Representative of
            Interest
            Expense                        778       714       461       400       359       360
                                      --------  --------  --------  --------  --------  --------
Total Fixed Charges                      1,030       947       652       583       544       587
                                      --------  --------  --------  --------  --------  --------

Coverage Adequacy                     $    528  $    756  $    585  $    590  $    406  $    292
                                      ========  ========  ========  ========  ========  ========

Coverage Ratio                            1.51      1.80      1.90      2.01      1.75      1.50
                                      ========  ========  ========  ========  ========  ========